EXHIBIT 15

                                             April 4, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Aluminum Company of America

     1.   Form S-8  (Registration No. 33-24846 and 33-00033)
          Alcoa Savings Plan for Salaried Employees

     2.   Form S-8  (Registration No. 33-22346, 33-49109 and
          33-60305) Long Term Stock Incentive Plan

     3.   Form S-3  (Registration No. 33-877)
          Aluminum Company of America
          Debt Securities and Warrants to Purchase Debt
          Securities

     4.   Form S-3 (Registration No. 33-49997) and
          Form S-3 (Registration No. 33-60045) and
          Form S-3 (Registration No. 33-64353)
          Debt Securities and Warrants to Purchase Debt Securities, Preferred Stock and Common Stock

Ladies and gentlemen:

We are aware that our report dated April 4, 1996, accompanying interim financial information of Aluminum
Company of America (Alcoa) and subsidiaries for the three-month period ended March 31, 1996, is incorporated by reference in the registration statements referred to above.
Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered as part of a registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/  COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

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